EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statements of Bridgeline Digital, Inc. on Form S-8 (File Nos. 333-213185, 333-208891, 333-170819, 333-188854, 333-181677, 333-181678 and 333-234771) and Form S-3 (File Nos. 333-214602, 333-230816, 333-239104 and 333-256638) of our report dated December 23, 2020, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Bridgeline Digital, Inc. as of September 30, 2020 and for the year then ended, which report is included in this Annual Report on Form 10-K of Bridgeline Digital, Inc. for the year ended September 30, 2021. We were dismissed as auditors on February 26, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

Boston, Massachusetts

December 20, 2021